Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Fourth Quarter and Full-Year 2020 Results

Kansas City, MO., January 22, 2021. Kansas City Southern (KCS) (NYSE:KSU) reported strong fourth quarter and full year 2020 results, despite significant operating and economic challenges.
Fourth Quarter 2020

Fourth quarter revenues were $693.4 million, a decrease of 5% primarily due to lower volumes related to a service interruption at Lazaro Cardenas due to teachers' protests, lower fuel surcharge and fluctuations in foreign currency.

Fourth quarter operating expenses were $431.1 million. Operating income was $262.3 million and the reported operating ratio was 62.2%. Fourth quarter net income was $166.3 million, or $1.80 per diluted share. Adjusted fourth quarter operating income, operating ratio, net income and diluted earnings per share were as follows:

(in millions, except operating ratio and diluted earnings per share)	Three Months Ended December 31, 2020
	Operating Income	Operating Ratio	Net Income	Diluted Earnings per Share
GAAP Operating Results	$262.3	62.2%	$166.3	$1.80
Write-off of software development costs	13.6	(2.0)%	10.0	0.11
Other Adjustments, Net	—	—	(1.6)	(0.02)
Adjusted Operating Results (non-GAAP)	$275.9	60.2%	$174.7	$1.89

See following pages for reconciliations to GAAP

"Despite several significant challenges in the fourth quarter, including continued impacts from the pandemic, weather events and an extended outage from illegal protests on segments of our network in Mexico, KCS delivered strong fourth quarter results," stated president and chief executive officer, Patrick J. Ottensmeyer. "Thanks to the hard work and dedication of our employees, we are overcoming the adversity that we faced in the fourth quarter and throughout 2020, and we heighten our focus on Precision Scheduled Railroading (PSR)-driven service improvements to realize the significant growth opportunities that we see going forward."

Full Year 2020

Full year 2020 revenues were $2.6 billion, a decrease of 8% on a 6% decline in carloads. Operating income was $1.0 billion and the reported operating ratio was 61.9%. Full year 2020 net income was $619.1 million, or $6.54 per diluted share.

During 2020, the KCS network experienced a rapid decline in volumes followed by an unprecedented volume rebound, forcing the Company to quickly adjust its service model to match customer demand while optimizing its cost structure. These actions resulted in significant improvements to train length and fuel efficiency, improving 12% and 5%, respectively. PSR initiatives also contributed directly to operating expense savings of $96 million in 2020, and are projected to deliver incremental savings of $50 million in 2021.

"As we turn our focus to 2021, our primary objective will be the implementation of PSR Phase 3, which combines improved operational performance with an intense focus on customer service and revenue growth,” stated Ottensmeyer. "Phase 3 of PSR will help us capitalize on the unique growth opportunities available across our franchise.

"These growth opportunities, combined with an intense focus on excellent execution, give us confidence to reinstate a multi-year outlook, which has improved from the guidance provided a year ago. We look forward to delivering another year of strong returns to shareholders.”

KCS Outlook:

Along with earnings results, KCS has issued the following financial outlook*:

Financial Metric	Current Outlook
Revenue Growth	Double-digit growth in 2021
Operating Ratio	~57.5% in 2021 Between 55% - 56% in 2022
Earnings per Share	$9.00 or better in 2021 Between $10.50 - $11.00 in 2022
Capital Expenditures	~17% of revenue in 2021 & 2022
Free Cash Flow	~$700M in 2021 & 2022
*Assumes constant currency and fuel price

Statement Regarding Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying fourth quarter and full year 2020 earnings release contains non-GAAP financial measures. KCS management believes that certain non-GAAP financial measures used to review and in certain cases manage the Company's business fall within the meaning of Regulation G (Disclosure of non-GAAP financial measures) and may provide its users of the financial information with additional meaningful comparison when reviewing the Company's results. KCS management uses non-GAAP information in its planning and forecasting processes and to further analyze its own financial trends and operational performance, as well as making financial comparisons to prior periods presented on a similar basis. Management believes investors and users of the Company's financial information should consider all of the above factors when evaluating KCS's results.
These non-GAAP measures should be viewed as a supplement and not considered a substitute for GAAP measures. Some of KCS's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to Adjusted
Diluted Earnings per Share	Three Months Ended December 31, 2020
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$235.9	$69.6	$166.3	$1.80
Adjustments for:
Write-off of software development costs	13.6	3.6	10.0	0.11
Foreign exchange gain	(14.4)	(4.3)	(10.1)	(0.11)
Foreign exchange component of income taxes	—	(8.5)	8.5	0.09
Adjusted	$235.1	$60.4	174.7
Less: Noncontrolling interest and preferred
stock dividends			(0.6)
Adjusted net income available to common
stockholders - see (a) below			$174.1	$1.89

	Three Months Ended December 31, 2019
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$207.5	$79.6	$127.9	$1.30
Adjustments for:
Restructuring charges	38.3	10.1	28.2	0.29
Debt retirement costs	0.5	0.1	0.4	—
Foreign exchange gain	(7.6)	(2.3)	(5.3)	(0.05)
Foreign exchange component of income taxes	—	(27.9)	27.9	0.28
Adjusted	$238.7	$59.6	179.1
Less: Noncontrolling interest and preferred
stock dividends			(0.7)
Adjusted net income available to common
stockholders - see (a) below			$178.4	$1.82

GAAP Reconciliations (continued)
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to Adjusted
Diluted Earnings per Share	Year Ended December 31, 2020
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$823.2	$204.1	$619.1	$6.54
Adjustments for:
Write-off of software development costs	13.6	3.6	10.0	0.11
Restructuring charges	17.0	4.5	12.5	0.13
Foreign exchange loss	29.6	8.9	20.7	0.22
Foreign exchange component of income taxes	—	3.4	(3.4)	(0.04)
Adjusted	$883.4	$224.5	658.9
Less: Noncontrolling interest and preferred
stock dividends			(2.3)
Adjusted net income available to common
stockholders - see (a) below			$656.6	$6.96

	Year Ended December 31, 2019
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$788.4	$247.6	$540.8	$5.40
Adjustments for:
Restructuring charges	168.8	43.6	125.2	1.25
Debt retirement costs	1.1	0.3	0.8	0.01
Foreign exchange gain	(17.1)	(5.1)	(12.0)	(0.12)
Foreign exchange component of income taxes	—	(35.9)	35.9	0.36
Adjusted	$941.2	$250.5	690.7
Less: Noncontrolling interest and preferred
stock dividends			(2.1)
Adjusted net income available to common
stockholders - see (a) below			$688.6	$6.90

GAAP Reconciliations (continued)
($ in millions)

Reconciliation of Operating Expenses to Adjusted	Three Months Ended		Years Ended
Operating Expenses	December 31,		December 31,
	2020	2019	2020	2019
Operating expenses as reported	$431.1	$493.5	$1,629.6	$1,979.7
Adjustment for write-off of software development costs	(13.6)	—	(13.6)	—
Adjustment for restructuring charges	—	(38.3)	(17.0)	(168.8)
Adjusted operating expenses - see (b) below	$417.5	$455.2	$1,599.0	$1,810.9

Operating income as reported	$262.3	$236.0	$1,003.0	$886.3
Adjusted operating income - see (b) below	275.9	274.3	1,033.6	1,055.1

Operating ratio (c) as reported	62.2%	67.6%	61.9%	69.1%
Adjusted operating ratio - see (b) and (c) below	60.2%	62.4%	60.7%	63.2%

(a)The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by adjusting for the impact of changes in foreign currency exchange rates, and items that are not directly related to the ongoing operations of the Company. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.
(b)The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by adjusting for items that are not directly related to the ongoing operations of the Company.
(c)Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.

Investor Conference Call and Webcast
KCS will also hold its fourth quarter 2020 earnings conference call on Friday, January 22, 2021 at 8:45 a.m. eastern time. Shareholders and other interested parties are invited to participate via live webcast or telephone. To participate in the live webcast and to view accompanying presentation materials, please log into investors.kcsouthern.com immediately prior to the presentation. To join the teleconference, please call (844) 308-6428 from the U.S., or (412) 317-5409 from all other countries.

A replay of the presentation will be available by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 from all other countries and entering conference ID 10150484. The webcast replay and presentation materials will be archived on the company’s website.

About Kansas City Southern
Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances with other North American rail partners are primary components of a unique railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

Forward-Looking Information
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. In addition, management may make forward-looking statements orally or in other writing, including, but not limited to, in press releases, quarterly earnings calls, executive presentations, in the annual report to stockholders and in other filings with the Securities and Exchange Commission. Readers can usually identify these forward-looking statements by the use of such words as "may," "will," "should," "likely," "plans," "projects," "expects," "anticipates," "believes" or similar words. These statements involve a number of risks and uncertainties. Actual results could materially differ from those anticipated by such forward-looking statements as a result of a number of factors or combination of factors including, but not limited: public health threats or outbreaks of communicable diseases, such as the ongoing COVID-19 pandemic and its impact on KCS’s business, suppliers, consumers, customers, employees and supply chains; rail accidents or other incidents or accidents on KCS’s rail network or at KCS’s facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; legislative and regulatory developments and disputes, including environmental regulations; loss of the rail concession of Kansas City Southern’s subsidiary, Kansas City Southern de México, S.A. de C.V.; domestic and international economic, political and social conditions; disruptions to the Company’s technology infrastructure, including its computer systems; increased demand and traffic congestion; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; natural events such as severe weather, hurricanes and floods; the outcome of claims and litigation involving the Company or its subsidiaries; competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; the termination of, or failure to renew, agreements with customers, other railroads and third parties; fluctuation in prices or availability of key materials, in particular diesel fuel; access to capital; climate change and the market and regulatory responses to climate change; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities, war or other acts of violence; and other factors affecting the operation of the business; and other risks identified in this news release, in KCS's Annual Report on Form 10-K for the year ended December 31, 2019, and in other reports filed by KCS with the Securities and Exchange Commission.
Forward-looking statements reflect the information only as of the date on which they are made. KCS does not undertake any obligation to update any forward-looking statements to reflect future events, developments, or other information.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues	$693.4	$729.5	$2,632.6	$2,866.0
Operating expenses:
Compensation and benefits	121.9	137.1	476.5	529.1
Purchased services	52.9	56.3	198.1	219.2
Fuel	54.6	82.6	219.8	340.4
Equipment costs	21.9	26.8	85.8	108.6
Depreciation and amortization	90.0	88.0	357.9	350.7
Materials and other	76.2	64.4	260.9	262.9
Write-off of software development costs	13.6	—	13.6	—
Restructuring charges	—	38.3	17.0	168.8
Total operating expenses	431.1	493.5	1,629.6	1,979.7
Operating income	262.3	236.0	1,003.0	886.3
Equity in net earnings (losses) of affiliates	(1.3)	(2.6)	(1.4)	1.0
Interest expense	(39.1)	(31.8)	(150.9)	(115.9)
Debt retirement costs	—	(0.5)	—	(1.1)
Foreign exchange gain (loss)	14.4	7.6	(29.6)	17.1
Other income (expense), net	(0.4)	(1.2)	2.1	1.0
Income before income taxes	235.9	207.5	823.2	788.4
Income tax expense	69.6	79.6	204.1	247.6
Net income	166.3	127.9	619.1	540.8
Less: Net income attributable to noncontrolling interest	0.6	0.7	2.1	1.9
Net income attributable to Kansas City Southern and subsidiaries	165.7	127.2	617.0	538.9
Preferred stock dividends	—	—	0.2	0.2
Net income available to common stockholders	$165.7	$127.2	$616.8	$538.7

Earnings per share:
Basic earnings per share	$1.81	$1.31	$6.57	$5.42
Diluted earnings per share	$1.80	$1.30	$6.54	$5.40

Average shares outstanding (in thousands):
Basic	91,311	97,467	93,826	99,316
Effect of dilution	525	513	489	431
Diluted	91,836	97,980	94,315	99,747

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Fourth Quarter 2020 and 2019

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Fourth Quarter		%	Fourth Quarter		%	Fourth Quarter		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Chemical & Petroleum
Chemicals	$61.9	$59.3	4%	24.4	23.0	6%	$2,537	$2,578	(2%)
Petroleum	113.5	88.4	28%	54.9	41.8	31%	2,067	2,115	(2%)
Plastics	39.4	38.4	3%	19.4	18.9	3%	2,031	2,032	—
Total	214.8	186.1	15%	98.7	83.7	18%	2,176	2,223	(2%)

Industrial & Consumer Products
Forest Products	61.5	67.5	(9%)	25.7	27.9	(8%)	2,393	2,419	(1%)
Metals & Scrap	44.2	56.4	(22%)	26.7	28.7	(7%)	1,655	1,965	(16%)
Other	26.0	30.5	(15%)	23.0	23.8	(3%)	1,130	1,282	(12%)
Total	131.7	154.4	(15%)	75.4	80.4	(6%)	1,747	1,920	(9%)

Agriculture & Minerals
Grain	83.1	74.2	12%	41.0	36.8	11%	2,027	2,016	1%
Food Products	34.7	39.0	(11%)	14.4	15.6	(8%)	2,410	2,500	(4%)
Ores & Minerals	5.2	6.0	(13%)	7.4	7.8	(5%)	703	769	(9%)
Stone, Clay & Glass	8.2	8.1	1%	3.4	3.3	3%	2,412	2,455	(2%)
Total	131.2	127.3	3%	66.2	63.5	4%	1,982	2,005	(1%)

Energy
Utility Coal	29.9	31.8	(6%)	34.6	36.7	(6%)	864	866	—
Coal & Petroleum Coke	10.5	11.3	(7%)	13.5	14.5	(7%)	778	779	—
Frac Sand	3.5	5.3	(34%)	2.7	3.9	(31%)	1,296	1,359	(5%)
Crude Oil	8.7	14.3	(39%)	6.0	9.4	(36%)	1,450	1,521	(5%)
Total	52.6	62.7	(16%)	56.8	64.5	(12%)	926	972	(5%)

Intermodal	77.8	97.2	(20%)	235.2	254.1	(7%)	331	383	(14%)

Automotive	54.7	62.3	(12%)	34.8	36.4	(4%)	1,572	1,712	(8%)

TOTAL FOR COMMODITY GROUPS	662.8	690.0	(4%)	567.1	582.6	(3%)	$1,169	$1,184	(1%)

Other Revenue	30.6	39.5	(23%)

TOTAL	$693.4	$729.5	(5%)

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Years Ended December 31, 2020 and 2019

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Years Ended		%	Years Ended		%	Years Ended		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Chemical & Petroleum
Chemicals	$236.7	$246.9	(4%)	94.5	99.6	(5%)	$2,505	$2,479	1%
Petroleum	375.0	341.8	10%	186.6	163.4	14%	2,010	2,092	(4%)
Plastics	152.1	148.5	2%	75.6	74.4	2%	2,012	1,996	1%
Total	763.8	737.2	4%	356.7	337.4	6%	2,141	2,185	(2%)

Industrial & Consumer Products
Forest Products	247.8	261.4	(5%)	102.6	109.2	(6%)	2,415	2,394	1%
Metals & Scrap	188.4	232.9	(19%)	107.1	120.3	(11%)	1,759	1,936	(9%)
Other	101.5	116.1	(13%)	90.8	91.4	(1%)	1,118	1,270	(12%)
Total	537.7	610.4	(12%)	300.5	320.9	(6%)	1,789	1,902	(6%)

Agriculture & Minerals
Grain	299.6	298.4	—	147.2	146.1	1%	2,035	2,042	—
Food Products	154.6	149.4	3%	61.4	60.5	1%	2,518	2,469	2%
Ores & Minerals	21.8	25.0	(13%)	29.8	32.8	(9%)	732	762	(4%)
Stone, Clay & Glass	29.4	33.5	(12%)	12.6	13.9	(9%)	2,333	2,410	(3%)
Total	505.4	506.3	—	251.0	253.3	(1%)	2,014	1,999	1%

Energy
Utility Coal	105.6	126.9	(17%)	122.3	139.2	(12%)	863	912	(5%)
Coal & Petroleum Coke	41.8	43.2	(3%)	56.5	57.6	(2%)	740	750	(1%)
Frac Sand	11.3	27.4	(59%)	9.3	19.6	(53%)	1,215	1,398	(13%)
Crude Oil	36.3	48.7	(25%)	21.9	28.3	(23%)	1,658	1,721	(4%)
Total	195.0	246.2	(21%)	210.0	244.7	(14%)	929	1,006	(8%)

Intermodal	319.1	370.2	(14%)	924.5	979.8	(6%)	345	378	(9%)

Automotive	172.7	255.6	(32%)	110.7	154.9	(29%)	1,560	1,650	(5%)

TOTAL FOR COMMODITY GROUPS	2,493.7	2,725.9	(9%)	2,153.4	2,291.0	(6%)	$1,158	$1,190	(3%)

Other Revenue	138.9	140.1	(1%)

TOTAL	$2,632.6	$2,866.0	(8%)